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                                 EXHIBIT "A"


                                STATE OF UTAH

                             EXECUTIVE DEPARTMENT

                         Office of Secretary of State
                         Certificate of Incorporation
                                     of
                           TROPIC INDUSTRIES, INC.
                         ----------------------------

     I, Clyde L. Miller, as Secretary of State of Utah, hereby certify that duplicate originals of Articles of Incorporation for the incorporation of

                           TROPIC INDUSTRIES, INC

duly signed and verified pursuant to the provision of the Utah Business Corporation Act, have been received in this office and are found to conform to law.

     Accordingly, the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, here by issue this Certificate of Incorporation of

                            TROPIC INDUSTRIES, INC.

and attaches hereto a duplicate original of the Articles of Incorporation.

File #56311

                         In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State of Utah at Salt Lake City, Utah this 10th day of March A.D. 1972.

    SEAL                     /S/
                         ___________________________________
                                 Secretary of State

                              /S/
                         By ________________________________
                                        Deputy



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                                                        RECEIVED
                                                       MAR 10 1972
                                                        SECRETARY
                                                        OF STATE
                         ARTICLES OF INCORPORATION
                                    OF
                          TROPIC INDUSTRIES, INC.


     We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation pursuant to the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

                                 ARTICLE I
                                 ---------

     The name of this corporation is TROPIC INDUSTRIES, INC.

                                ARTICLE II
                                ----------

     The duration of this corporation is perpetual.

                               ARTICLE III
                               -----------

     The purposes of this corporation are:

          (a) To invest in improved and unimproved real property, personal property and rights of every kind and variety.

     (b) To purchase, own, hold, sell, dispose of , and otherwise deal in securities, options, warrants, mortgages, notes, drafts, trade acceptances, contracts, royalties, patents, patent applications, copyrights, franchises, leases and negotiable instruments of every kind and variety.

     (c) To borrow money, securities or property of any kind for the benefit of the corporation and in connection therewith to mortgage or pledge any or all of the assets of the corporation, including its treasury stock, if any.

     (d) To lend money or property of any kind and to engage in all aspects of the financing business and to guaranty and secure the credit of individuals, associations and corporations, including the shareholders of this corporation, and in connection therewith to pledge any or all of the assets of this corporation, including its treasury stock, if any.

     (e) To purchase, own, hold, transfer, pledge, sell and otherwise deal in and trade in the shares of its own capital stock in shares of other corporations.

                                     (1)
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     (f) To sell, exchange, lease, mortgage or otherwise dispose of or encumber any or all of the assets of the corporation for the benefit of the corporation.

     (g) To generally engage in any other enterprise, and to do, or perform any act, or vocation calculated to be profitable to this corporation, and in conformity with law.

     The purposes specified in the foregoing clauses shall, except as otherwise expressed, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of these Articles of Incorporation, but the purposes specified in each of the foregoing clauses of these Articles shall be regarded as independent purposes. The corporation shall be invested with all powers necessary or convenient to lawfully effect any and all of the purposes for which it is organized.

                                 ARTICLE IV
                                 ----------

     The aggregate number of shares which the corporation shall have authority to issue is THIRTY MILLION (30,000,000) of a par value of two cents ($0.02) each. The total authorized capital of this corporation is SIX HUNDRED THOUSAND DOLLARS ($600,000.00). There shall be but one class of stock, of equal rights and preferences.

                                 ARTICLE V
                                 ---------

     The corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

                                 ARTICLE VI
                                 ----------

     The shareholders of this corporation shall have no pre-emptive rights to acquire additional shares of the corporation.

                                 ARTICLE VII
                                 -----------

     The address of the initial registered office of the corporation is:

                         TROPIC INDUSTRIES, INC.
                         c/o Dean W. Rowell
                         513 Deseret Build
                         Salt Lake City, Utah 84111

     The name of the initial registered agent at such address is Dean W.
Rowell.

                                     (2)
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                                ARTICLE VIII
                                ------------

     The number of directors constituting the initial board of directors of the corporation is three (3), and the names and addresses of the persons who are to serve as such directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

     Dean W. Rowell, 513 Deseret Building, Salt Lake City, Utah 84111 Milton P. Calder, 1463 Hollywood Ave., Salt Lake City, Utah 84105 Merrill G. Hansen, 428 East 6230 South, Murray Utah 84107

                                 ARTICLE IX
                                 ----------

     The names and address of each incorporator is:

     Dean W. Rowell, 513 Deseret Building, Salt Lake City, Utah 84111 Milton P. Calder, 1463 Hollywood Ave., Salt Lake City, Utah 84105 Merrill G. Hansen, 428 East 6230 South, Murray Utah 84107

                                 ARTICLE X
                                 ---------

     The private property of the stockholders, board of directors, and incorporators shall not be subject to the payment of the corporate debts in any amount or to any extent whatsoever.

                                 ARTICLE XI
                                 ----------

     Provisions for the regulations of the internal affairs of the corporation and other miscellaneous provisions of these Articles of Incorporation are as follows:

          (a) At all shareholders meetings the number of shares entitled to vote which are properly represented thereat, either in person or by proxy, regardless of how small the number may be, shall constitute a quorum, except as otherwise provided by law. The affirmative vote of a majority of the shares so represented shall be necessary for the transaction of all business thereat, except as otherwise provided by the law. All voting shall be non-cummulative.

          (b) The corporation shall have the right to purchase, take, receive, or otherwise acquire, hold, own, pledge and transfer its own shares, however, such purchases whether direct or indirect

                                     (3)
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may be made only to the extent of its unreserved and unrestricted capital surplus available therefor, or to the extent of its unreserved and unrestricted earned surplus available therefor, or as otherwise provided by law. Such shares so purchased or acquired shall be designated as treasury shares and may be sold, traded, pledged, exchanged or otherwise disposed of in any manner and for any consideration whatsoever as the board of directors may determine or the same may be cancelled and returned to the unissued capital stock account, as the board of directors may determine.

          (c) The Board of Directors may, from time to time, distribute to the shareholders, in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets, in cash or in property, subject only to such restrictions and limitations as are or may be imposed by law.

          (d) The Board of Directors may mortgage or pledge any or all of the property or assets of the corporation and in no case shall the consent or authorization of the shareholders be required therefor, except as otherwise provided by law.

          (e) The Board of Directors of this corporation shall have power to indemnify or protect any of its officers, directors, agents or employees, against any loss or damage which they might sustain when acting in good faith in the performance of their regular or special corporate duties.

     IN WITNESS WHEREOF, we the undersigned incorporators have hereunto set our hands and seal this 7th day of March, 1972.

                                           /S/ DEAN W. ROWELL
                                         ____________________________
                                         Dean W. Rowell


                                           /S/ MILTON P. CALDER
                                         ____________________________
                                         Milton P. Calder


                                           /S/ MERRILL G. HANSEN
                                         ____________________________
                                         Merrill G. Hansen


                                     (4)
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STATE OF UTAH        )
                     :ss
County of Salt Lake  )

     L. O. Muir, a Notary Public, hereby certify that on the 10th day of March, 1972, personally appeared before me Dean W. Rowell, Milton P. Calder and Merrill G. Hansen, who being first duly sworn, severally declared that they are the parties who signed the foregoing Articles of Incorporation of TROPIC INDUSTRIES, INC., as the incorporators thereof, and that the statements therein are true representations of facts and intent.

     IN WITNESS WHEREOF, I have hereunto set my had and seal on this the 10th day of March, 1972, at Salt Lake City, Utah.

                                           /S/
                                         ____________________________
                                         Notary Public, residing at
                                         Salt Lake City, Utah.


My commission expires 10-1-75.


                                     (5)